JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

Dated: March 18, 2026

By: /s/ Paul B. Manning

Name: Paul B. Manning

THE PAUL B. MANNING REVOCABLE TRUST DATED MAY 10, 2000

By: /s/ Paul B. Manning

Name: Paul B. Manning

Title: Trustee

BKB GROWTH INVESTMENTS, LLC

By: Tiger Lily Capital, LLC, its Manager

By: /s/ Paul B. Manning

Name: Paul B. Manning

Title: Manager

By: /s/ Bradford Manning

Name: Bradford Manning

Title: Manager